EXHIBIT 10.9

THIS CONVERTIBLE DEBENTURE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ''ACT"). OR ANY STATE SECURITIES LAWS AND NEITHER THIS DEBENTURE SUCH SHARES, NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD PLEDGED. ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT, AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS DEBENTURE OR SUCH SHARES. WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS DEBENTURE OR SUCH SHARES MAY BE OFFERED, SOLD PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED, WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

Phyhealth Corporation
Dated: August 26, 2011	$100.000.00
12% Debenture Convertible to Common Stock
Due: November 26, 2011

Phyhealth Corporation. a Delaware corporation (hereinafter called the "Company"), for value received_ the commitment to make the advance for the above sum, in tranches, having been made as of the date hereof. hereby promises to pay to Robert Trinka. with an address of 700 S Royal Poinciana Boulevard, Suite 506. Miami. FL 33166, on December 9, 2011, or any successor registered holder (the "Holder"), the sum of One Hundred Thousand Dollars and 00/100ths ($100.000.00) and to pay interest on said sum from the date hereof until said sum shall be paid, at the rate of 12 percentum (12%) per annum. payable on maturity date or date of conversion, plus 250.000 shares of the Company's common stock The Company has a right to repay the Note prior to maturity by giving the Holder a Ten (10) day notice in writing and pay the accrued interest to date Both the principal and interest of this Debenture shall be payable to holder at the office or agency of the Company in the Town of Miami, Florida. or at the option of the Holder. at the office or agency of Holder. Payment of interest shall be payable without deduction for or on account of any income tax. Payee shall be the initial "Registered Holder- and upon written assignment by payee. assignees may be enrolled as "Registered Holder" on the Books of the Company

1.           Issuance. This Debenture represents one Debenture (the 'Debenture") issued by the Company, with a total value of $100,000.00. issued by the Company to the original Holder hereof.

2.          Redemption This Debenture may be redeemed in whole or in part at the option of the Company at the office or agency of the Company in the Town of Miami, Florida, at any time and from time to time prior to maturity by the payment of the principal of. and accrued and unpaid interest on, the Stock. In case it desires to redeem any portion of said Debenture, the Company shall notify the Registered Holder in writing, certified mail, return receipt requested ten (10) days prior to redemption. If notice shall be given as aforesaid, the amount required to effect the redemption on such redemption date of the Stocks specified in such notice shall on such date become due and payable on such Debenture, and if on or before such redemption date the Company shall deposit with its transfer agent. for the purpose of effecting such redemption, a sum in cash sufficient to redeem the Stocks so called for redemption, then from and after such date no further interest shall accrue or be paid on the Stocks so called, anything in said Debenture appertaining thereto to the contrary notwithstanding.

3           Default. Upon the occurrence of any one or more of the Events of Default set forth below and subject solely to the Company's actual cure of the default within thirty (30) business days of receipt of written notice thereof. the Holder at its option and in its sole discretion, may declare the unpaid Principal and accrued interest immediately due and payable as completely as if said aggregate sum was originally agreed to be paid at such time. The declaration of a default shall be without demand for payment, which is hereby expressly waived by the Company In addition, upon the occurrence of any one or more of such Events of Default, the Holder may proceed to enforce payment of the Principal and accrued interest, as accelerated as above provided. and any and all other duties. obligations and liabilities contained in the Convertible Debenture Agreement and the Convertible Debenture. The Events of Default are as follows.

The entire unpaid balance of the Principal and all unpaid accrued interest shall, at the election of the Holder be and become immediately due and payable upon the occurrence of any of the following events (a -Default Event")

(a)	Any default by the Company in the punctual payment of the principal and accrued interest of the outstanding Convertible Debenture when and as the same shall become due and payable.

(b)	Any default by the Company or breach by the Company in the performance of any covenant. agreement. warranty. representation or condition contained in this Convertible Debenture.

(c)	If the Company shall

(i)             apply for, or consent to. the appointment of a receiver, trustee, or liquidator of the Company, for all or substantially all assets of the Company;

(ii)            file or be served with any petition for relief under the Bankruptcy Code or any similar federal or state law or admit in writing its inability to pay its debts as they become due.

(iii)           make a general assignment to creditors;

(d)
If any pleading shall be filed in any court or other forum seeking the adjudication of the Company as a bankrupt or insolvent, the appointment of a receiver, trustee, or liquidator of the Company or of all or substantially all of their assets which pleading shall not be dismissed within thirty (30) days.

4.           Conversion In complete satisfaction of the amount owed under this Debenture, the Holder of this Debenture may. at his/her election_ have the right to convert this Debenture into (a) a number of shares of the Company's common stock, determined by dividing the principal amount so converted by 80% of the current price of $.35 per share (the "Conversion Price"), adjusted for stock splits, stock dividends or other distributions of the Company's Common Stock on shares of the Company's Common Stock. In the event that payment is not made in full by the due date. then this Debenture is convertible, at the Holder's option at a 50% discount to the Conversion Price

IN WITNESS WHEREOF, Phyhealth Corporation. a Florida corporation, has caused this Debenture to be executed in its name by its president. as of this August 26. 2011

Phyhealth Corporation. a Delaware corporation

By:
Robert Tnnka Chairman, President & CEO

Agreed and Accepted by:

2